EXHIBIT 99.1

                 Norstan Announces New Board Member;
        Wayne Andrews, Founder of GeoTel Communications Corp.,
      Unifi Communications Corp. and OnState Communications Corp.

    MINNEAPOLIS--(BUSINESS WIRE)--Oct. 18, 2004--Norstan, Inc. (Nasdaq:NRRD), a leading provider of communications solutions and services, announced effective today the appointment of Wayne Andrews, founder and chief executive officer of GeoTel Communications Corp., Unifi Communications Corp. and OnState Communications Corp., to its board of directors.
    "We are very pleased to add Wayne to our board and look forward to his contributions and counsel," said Paul Baszucki, Norstan's chairman. "His extensive knowledge in the contact center market and more than 30 years of experience in the telecommunications industry will be of great value to Norstan."
    Andrews, 53, founded GeoTel Communications Corp. in 1993, where he served as chief technology officer until 2001. While at GeoTel, where he also served as a member of the company's board of directors, Andrews aided in the development of innovative call center products and carrier network services, enabling GeoTel to become one of the most successful companies in the contact center market prior to its sale to Cisco Systems in 1999. In 1989, Andrews founded Unifi Communications Corp., where he served as vice president of product development and management until 1992 and was responsible for product concept, architecture and requirements of the original distributed software call center product. From 1983 to 1989, Mr. Andrews served as director of advanced technology at Teknekron Infoswitch, Inc., where he was responsible for the advanced system design of the company's ACD and other related products. He also oversaw the migration of Teknekron's products into the international market.
    In March 2004, Andrews founded OnState Communications Corp., a telecommunications software company specializing in Voice over IP applications development and serves as chairman and chief executive officer.
    "Wayne will be a great addition to our board of directors," said Scott Christian, Norstan's president and chief executive officer. "He has demonstrated success in growing profitable businesses and launching new products. We are very pleased that he has agreed to join our board of directors."
    In 1999, Mr. Andrews was awarded Call Center magazine's Pioneer Award and cited as one of the most influential people in the call center market. He holds 10 patents in both hardware and software systems in the telecommunications arena, including ACD, CTI, network routing and VoIP systems. Mr. Andrews is a BSEE graduate of the University of Texas at Arlington.

    About Norstan, Inc.

    Norstan, Inc. (Nasdaq:NRRD) is a full-service communications solutions company that delivers voice and data technologies and services, and remanufactured equipment to corporate end-users and public sector companies. Norstan offers a full range of integrated technologies for converged solutions, customer contact solutions and ProtecNet(R) Life Cycle services. The company has offices located in the U.S. and Canada. To learn more, visit the Norstan website at www.norstan.com.

    Cautionary Statement Under the Private Securities Litigation
Reform Act of 1995

    This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Acts of 1995. A number of factors should be considered in conjunction with the above forward-looking statements, including changes in economic and market conditions, factors related to the development of new technologies, product pricing and margins, labor costs, industry regulation, management of growth, integration of acquisitions, funding and sourcing of adequate inventory, access to adequate financing and other factors set forth in cautionary statements included in Norstan's Annual Report on Form 10-K and other documents as filed with the Securities and Exchange Commission from time to time. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management's analysis only as of the date of this release. The company undertakes no obligation to update these forward-looking statements to reflect events and circumstances that may arise after the date of this release. Disclosure of revenue dollars are not intended to reflect materiality, and are subject to confidentiality provisions and customer consent.

    Form 8-K Filing

    Concurrent with this news release, Norstan filed a Form 8-K with the SEC as required by Item 5.02 of the instructions to Form 8-K. This Form 8-K is available on Norstan's Investor Relations web site
(www.norstan.com) and on the SEC's web site (www.sec.gov).

    Norstan and associated product names are trademarks or registered trademarks of Norstan, Inc. in the United States and/or other countries. All other products and services mentioned in this document may be trademarks of the companies with which they are associated.

    CONTACT: Norstan, Inc., Minneapolis
             Jan W. Drymon, 952-352-4292
             jan.drymon@norstan.com
             or
             The Carideo Group
             Tony Carideo, 612-317-2880
             tony@carideogroup.com